United States

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 6, 2006

NORTH VALLEY BANCORP

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-10652                                                       94-2751350

              (Commission File Number)                       (IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA    96001

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:    (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

            (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

            (17 CFR 240.13e-4(c))

Item 1.02        Termination of a Material Definitive Agreement.

On October 6, 2006, the Employment Agreement dated January 2001, executed between the registrant and Eric J. Woodstrom, Chief Credit Risk Officer of the registrant, was terminated by the registrant.  See Item 5.02 of this report.

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            On October 6, 2006, the registrant announced that it had terminated the Employment Agreement dated January 2001, of Eric J. Woodstrom, Chief Credit Risk Officer of the registrant and its subsidiary bank, effective as of October 6, 2006.  Simultaneously, the registrant announced the appointment of Roger D. Nash, Executive Vice President and Chief Lending Officer of the registrant since October 2005, as Chief Credit Officer.  Previously, Mr. Nash served 35 years at Bank of America, most recently as Senior Vice President/Senior Client Manager in Visalia, California.  While at Bank of America, he also served as Senior Vice President/Credit Risk Manager and as Senior Vice President in Business Lending.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP
(Registrant)

Dated: October 6, 2006	By:	_/s/ Kevin R. Watson________
Kevin R. Watson
EVP / Chief Financial Officer